250 Glen Street Glens Falls, NY 12801
NASDAQ® Symbol: "AROW" Website: arrowfinancial.com Media Contact: Rachael Murray Tel: (518) 415-4313

Arrow Reports 4th Quarter Net Income of $7.7 Million or $0.46 per Share and $30.1 Million or $1.77 per Share for 2023. Declares Cash Dividend of $0.27 per Share, its 43rd Consecutive Quarterly Dividend

GLENS FALLS, N.Y. (February 1, 2024) – Arrow Financial Corporation (NasdaqGS® – AROW) ("Arrow") reported net income of $7.7 million, and fully diluted earnings per share ("EPS") of $0.46 per share for the fourth quarter of 2023, versus $12.1 million and EPS of $0.71, for the same period in 2022. For the year ended 2023, net income totaled $30.1 million, with EPS of $1.77, versus $48.8 million, and EPS of $2.86, for the same period in 2022.

The Board of Directors of Arrow declared a quarterly cash dividend of $0.27 per share payable February 23, 2024 to shareholders of record as of February 12, 2024. This marks the 43rd consecutive quarterly cash dividend declared by Arrow.

This Earnings Release and related commentary should be read in conjunction with our February 1, 2024 Form 8-K and related Fourth Quarter 2023 Investor Presentation, which can also be found on our website: arrowfinancial.com/documents/investor-presentations.

Arrow President and CEO David S. DeMarco:

“As we reflect on a challenging year, I want to thank our employees who continued to diligently serve the needs of our customers, communities and shareholders. Arrow finished the year with robust loan growth, posting record high loan balances while maintaining strong credit, capital and liquidity positions. We also expanded our existing stock repurchase program by $5 million and reinstated our dividend reinvestment program. Our solid finish to the year is directly attributable to the hard work and dedication of our exceptional team."

Highlights and Key Metrics

•Loans reached a record of $3.2 billion, an increase of $224 million (7.5%) for the year and $68 million (9% annualized growth) during the fourth quarter1
•Fourth-quarter loan yields increased by 16bps from the prior quarter to 4.86%, while loan rates reached 5.01% at December 31, 2023
•Retail deposit balances of $3.5 billion, slightly ahead of year-end 2022
•Net interest margin was 2.53% for the quarter, and 2.65% for the full year (2.55% and 2.67% on a full tax equivalent basis, respectively)
•Sold all 27,771 of Visa Class B shares for a pre-tax gain of $9.3 million; Recognized a pre-tax loss of $9.2 million on repositioning of investment portfolio (sale of ~$110 million of securities); Reinvestment of proceeds resulted in annual interest income run-rate improvement of over $3 million
•Net charge-offs remained low at 0.05% for the quarter
•Tangible Book Value at year-end was $21.06, an increase from $19.37 from the prior year
•Nonperforming assets increased to $21.5 million or 0.51% of period-end assets, primarily due to one large loan relationship of approximately $15 million, which is well collateralized

1 Excludes $5.8 million Fair Value hedge adjustment

Please see below for further quarter- and year-end detail.

Income Statement

•Net Income: Net income for 2023 was $30.1 million, down from $48.8 million for 2022. The decrease from the prior year was primarily the result of a decrease in net interest income of $13.5 million and an increase of non-interest expense of $11.5 million, partially offset by a $1.4 million decrease in the provision for credit loss and a $6.7 million decrease in the provision for income taxes.

•Net Interest Income: Net interest income for the year ended December 31, 2023 was $104.8 million, a decrease of $13.5 million, or 11.4%, from the prior year, primarily due to an increase in interest expense. Interest and fees on loans were $142.0 million, an increase of 25.7% from the $113.0 million for the year ended December 31, 2022. The increase was primarily driven by loan growth and higher loan rates. Interest expense for the year ended December 31, 2023 was $57.7 million. This represents an increase of $46.4 million, or 410.5%, from the $11.3 million in expense for the prior-year period. The increase was driven primarily by higher deposit rates and changes in deposit composition.

•Net Interest Margin: Net interest margin was 2.65% for the year ended December 31, 2023, as compared to 3.03% for the year ended December 31, 2022. In the fourth quarter of 2023, the net interest margin was 2.53%, as compared to 3.08% for the fourth quarter of 2022. The decrease in net interest margin compared to the fourth quarter of 2022 and the full year 2022 was primarily the result of the cost of interest-bearing liabilities increasing at a faster pace than the yield on average earning assets. In addition, deposits have continued to migrate to higher cost products, such as money market savings and time deposits.

	Twelve Months Ended (dollars in thousands)
	December 31, 2023	December 31, 2022
Interest and Dividend Income	$162,564	$129,651
Interest Expense	57,732	11,308
Net Interest Income	104,832	118,343
Average Earning Assets(1)	3,948,708	3,902,077
Average Interest-Bearing Liabilities	2,903,925	2,834,266

Yield on Earning Assets(1)	4.12%	3.32%
Cost of Interest-Bearing Liabilities	1.99	0.40
Net Interest Spread	2.13	2.92
Net Interest Margin	2.65	3.03

Income Earned on PPP Loans included in Net Interest Income	$—	$1,589
Net Interest Income excluding PPP loans	104,832	116,754
Net Interest Margin excluding PPP loans	2.65%	3.00%

(1) Includes Nonaccrual Loans.

•Provision for Credit Losses: For 2023, the provision for credit losses related to the loan portfolio was $3.4 million, compared to $4.8 million in 2022. The key drivers for the provision for credit losses in 2023 were loan growth and charge-offs, offset by changes to the economic forecast factors embedded in the credit loss allowance model as well as qualitative factors relating to local and Arrow specific conditions.

•Noninterest Income: Noninterest income was $29.1 million for the year ended December 31, 2023, a decrease of 5.8%, as compared to $30.9 million for the year ended December 31, 2022. Income from fiduciary activities, which includes Wealth Management services, was fairly consistent to the prior year. Fees and other services to customers declined compared to the prior year, primarily due to lower interchange fees.

•Noninterest Expense: Noninterest expense for the year ended December 31, 2023 increased by $11.4 million, or 14.0%, to $93.0 million, as compared to $81.6 million in 2022. The largest component of noninterest expense is salaries and benefits paid to our employees, which totaled $47.7 million in 2023. Salaries and benefits increased $0.7 million, or 1.4%, from the prior year. The overall increase from the prior year was primarily related to $4.8 million of additional legal and professional fees incurred in 2023 associated with the delay in the filing of the Annual Report on Form 10-K for the year ended December 31, 2022 (the "2022 Form 10-K"), and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as well as an increase in costs related to technology and Federal Deposit Insurance Corporation insurance.

•Provision for Income Taxes: The provision for income taxes for 2023 was $7.4 million, compared to $14.1 million for 2022. The effective income tax rates for 2023 and 2022 were 19.8% and 22.4%, respectively. The reduction in the effective tax rate was the result of substantially similar permanent favorable tax benefits in each year while pre-tax income decreased in 2023.

Balance Sheet

•Total Assets: Total assets were $4.17 billion at December 31, 2023, an increase of $200.4 million, or 5.0%, compared to December 31, 2022.

•Cash and Cash Equivalents: Total cash and cash equivalents were $142.5 million at December 31, 2023, an increase of $77.9 million, or 120.4%, compared to December 31, 2022.

•Investments: Total investments were $636.1 million at December 31, 2023, a decrease of $121.0 million, or 16.0%, compared to December 31, 2022. The decrease was driven primarily by paydowns and maturities of approximately $119 million and the net decrease from the repositioning of investment portfolio of approximately $25 million, partially offset by an improvement in the mark-to-market adjustments of $23 million. The proceeds were primarily used to fund loan growth and for general corporate purposes. There were no credit quality issues related to the investment portfolio.

•Balance Sheet Management: In the fourth quarter of 2023, Arrow entered into balance sheet transactions to improve profitability and its asset-liability management position. Arrow sold all 27,771 of its previously held Visa Class B shares for a pre-tax gain of $9.3 million while recognizing a pre-tax loss of $9.2 million on the repositioning of the investment portfolio, resulting in an annual interest income run-rate improvement of over $3 million in pre-tax earnings.

•Loans2: At December 31, 2023, total loan balances reached $3.2 billion, up $224 million, or 7.5%, from the prior-year level. Loan growth for the fourth quarter was $67.7 million. The consumer loan portfolio grew by $46.5 million, or 4.4%, over the balance at December 31, 2022. The residential real estate loan portfolio increased $123.0 million, or 11.55%, from the prior year primarily as a result of the continued strength of the housing market within Arrow's service area. Commercial loans, including commercial real estate, increased $54.4 million, or 6.4%, over the balances at December 31, 2022.

•Allowance for Credit Losses: The allowance for credit losses was $31.3 million at December 31, 2023, an increase of $1.3 million from December 31, 2022. The allowance for credit losses
2 Excludes $5.8 million Fair Value hedge adjustment

represents 0.97% of loans outstanding, a decrease from 1.00% at year-end 2022. Asset quality remained solid at December 31, 2023. Net loan losses, expressed as an annualized percentage of average loans outstanding, were 0.07% for the year ended December 31, 2023, as compared to 0.08% for the prior year. Nonperforming assets of $21.5 million at December 31, 2023, represented 0.51% of period-end assets, compared to $12.6 million or 0.32% at December 31, 2022. As stated above, the increase is primarily due to one large loan relationship of approximately $15 million, which is well collateralized.

•Deposits: At December 31, 2023, total deposit balances were $3.7 billion, an increase of $189.2 million, or 5.4%, from the prior-year level. Arrow obtained $175 million of brokered CDs with corresponding three-year swaps as part of a funding hedge to strategically manage its asset-liability profile and cost of funds. Non-municipal deposits, excluding brokered CDs, increased by $45.3 million and municipal deposits decreased by $31.1 million as compared to December 31, 2022. Noninterest-bearing deposits decreased by $78.4 million, or 9.4%, during 2023, and represented 20.6% of total deposits at year-end, as compared to the prior-year level of 23.9%. At December 31, 2023, total time deposits, excluding brokered CDs, increased $278.6 million from the prior-year level. The change in composition of deposits was primarily pressure from competitive rate pricing and the migration from low to higher costing products.

•Capital: Total shareholders’ equity was $379.8 million at December 31, 2023, an increase of $26.2 million, or 7.4%, from the year-end 2022 balance. Arrow's regulatory capital ratios remained strong in 2023. At December 31, 2023, Arrow's Common Equity Tier 1 Capital Ratio was 13.00% and Total Risk-Based Capital Ratio was 14.74%. The capital ratios of Arrow and both of its subsidiary banks, Glens Falls National Bank and Trust Company ("GFNB") and Saratoga National Bank and Trust Company ("SNB"), continued to significantly exceed the “well capitalized” regulatory standards.

Additional Commentary

•Industry Recognition: Both GFNB and SNB continue to maintain their Bauer Financial 5-Star "Exceptional Performance" ratings for the 16th and 14th consecutive years, respectively.
——————

About Arrow: Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. Arrow is the parent of GFNB and SNB. Other subsidiaries include North Country Investment Advisers, Inc. and Upstate Agency, LLC.

Non-GAAP Financial Measures Reconciliation: In addition to presenting information in conformity with accounting principles generally accepted in the United States of America (GAAP), this news release contains financial information determined by methods other than GAAP (non-GAAP). The following measures used in this release, which are commonly utilized by financial institutions, have not been specifically exempted by the Securities and Exchange Commission ("SEC") and may constitute "non-GAAP financial measures" within the meaning of the SEC's rules. Certain non-GAAP financial measures include: tangible equity, return on tangible equity, tax-equivalent adjustment and related net interest income, tax-equivalent and the efficiency ratio. Management believes that the non-GAAP financial measures disclosed by Arrow from time to time are useful in evaluating Arrow's performance and that such information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Non-GAAP financial measures may differ from similar measures presented by other companies. See the reconciliation of GAAP to non-GAAP measures in the section "Selected Quarterly Information."

Safe Harbor Statement: The information contained in this news release may contain statements that are not historical in nature but rather are based on management’s beliefs, assumptions, expectations, estimates and projections about the future. These statements may be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, involving a degree of uncertainty and attendant risk. In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast, explicitly or by implication. Arrow undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events. This News Release should be read in conjunction with Arrow’s 2022 Form 10-K, and other filings with the SEC.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts - Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
INTEREST AND DIVIDEND INCOME
Interest and Fees on Loans	$38,813	$30,719	$142,016	$112,982
Interest on Deposits at Banks	1,873	1,274	5,831	3,100
Interest and Dividends on Investment Securities:
Fully Taxable	2,941	3,121	11,764	10,357
Exempt from Federal Taxes	697	790	2,953	3,212
Total Interest and Dividend Income	44,324	35,904	162,564	129,651
INTEREST EXPENSE
Interest-Bearing Checking Accounts	1,317	344	3,663	973
Savings Deposits	10,513	4,101	34,343	7,879
Time Deposits over $250,000	1,807	226	4,966	369
Other Time Deposits	3,406	234	7,127	604
Borrowings	1,447	200	6,756	605
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	173	172	686	685
Interest on Financing Leases	48	48	191	193
Total Interest Expense	18,711	5,325	57,732	11,308
NET INTEREST INCOME	25,613	30,579	104,832	118,343
Provision for Credit Losses	525	1,409	3,381	4,798
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	25,088	29,170	101,451	113,545
NONINTEREST INCOME
Income From Fiduciary Activities	2,363	2,257	9,444	9,711
Fees for Other Services to Customers	2,725	2,710	10,798	11,626
Insurance Commissions	1,723	1,680	6,498	6,463
Net Gain (Loss) on Securities	122	48	(92)	427
Net Gain on Sales of Loans	7	3	32	83
Other Operating Income	544	467	2,437	2,588
Total Noninterest Income	7,484	7,165	29,117	30,898
NONINTEREST EXPENSE
Salaries and Employee Benefits	11,693	11,603	47,667	47,003
Occupancy Expenses, Net	1,826	1,481	6,554	6,202
Technology and Equipment Expense	4,458	4,316	17,608	16,118
FDIC Assessments	572	283	2,050	1,176
Other Operating Expense	4,641	3,109	19,169	11,031
Total Noninterest Expense	23,190	20,792	93,048	81,530
INCOME BEFORE PROVISION FOR INCOME TAXES	9,382	15,543	37,520	62,913
Provision for Income Taxes	1,659	3,456	7,445	14,114
NET INCOME	$7,723	$12,087	$30,075	$48,799
Average Shares Outstanding[1]:
Basic	17,002	17,031	17,037	17,008
Diluted	17,004	17,087	17,037	17,059
Per Common Share:
Basic Earnings	$0.46	$0.70	$1.77	$2.86
Diluted Earnings	0.46	0.71	1.77	2.86
[1] Share and per share data have been restated for the September 26, 2023, 3% stock dividend.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts - Unaudited)

	December 31, 2023	December 31, 2022
ASSETS
Cash and Due From Banks	$36,755	$31,886
Interest-Bearing Deposits at Banks	105,781	32,774
Investment Securities:
Available-for-Sale	497,769	573,495
Held-to-Maturity (Approximate Fair Value of $128,837 at December 31, 2023, and $171,623 at December 31, 2022)	131,395	175,364
Equity Securities	1,925	2,174
Other Investments	5,049	6,064
Loans	3,212,908	2,983,207
Allowance for Credit Losses	(31,265)	(29,952)
Net Loans	3,181,643	2,953,255
Premises and Equipment, Net	59,642	56,491
Goodwill	21,873	21,873
Other Intangible Assets, Net	1,110	1,500
Other Assets	126,926	114,633
Total Assets	$4,169,868	$3,969,509
LIABILITIES
Noninterest-Bearing Deposits	$758,425	$836,871
Interest-Bearing Checking Accounts	799,785	997,694
Savings Deposits	1,466,280	1,454,364
Time Deposits over $250,000	179,301	76,224
Other Time Deposits	483,775	133,211
Total Deposits	3,687,566	3,498,364
Borrowings	26,500	54,800
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	20,000
Finance Leases	5,066	5,119
Other Liabilities	50,964	37,688
Total Liabilities	3,790,096	3,615,971
STOCKHOLDERS’ EQUITY
Preferred Stock, $1 Par Value, 1,000,000 Shares Authorized	—	—
Common Stock, $1 Par Value; 30,000,000 Shares Authorized (22,066,559 Shares Issued at December 31, 2023, and 21,423,992 Shares Issued at December 31, 2022)	22,067	21,424
Additional Paid-in Capital	412,551	400,270
Retained Earnings	65,792	65,401
Accumulated Other Comprehensive (Loss) Income	(33,416)	(49,655)
Treasury Stock, at Cost (5,124,073 Shares at December 31, 2023, and 4,872,355 Shares at December 31, 2022)	(87,222)	(83,902)
Total Stockholders’ Equity	379,772	353,538
Total Liabilities and Stockholders’ Equity	$4,169,868	$3,969,509

Arrow Financial Corporation
Selected Quarterly Information
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Quarter Ended	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Net Income	$7,723	$7,743	$6,047	$8,562	$12,087
Transactions in Net Income (Net of Tax):
Net Changes in Fair Value of Equity Investments	90	52	(133)	(76)	35

Share and Per Share Data:[1]
Period End Shares Outstanding	16,942	17,049	17,050	17,050	17,048
Basic Average Shares Outstanding	17,002	17,050	17,050	17,048	17,031
Diluted Average Shares Outstanding	17,004	17,050	17,050	17,060	17,087
Basic Earnings Per Share	$0.46	$0.46	$0.35	$0.50	$0.70
Diluted Earnings Per Share	0.46	0.46	0.35	0.50	0.71
Cash Dividend Per Share	0.270	0.262	0.262	0.262	0.262

Selected Quarterly Average Balances:
Interest-Bearing Deposits at Banks	$136,026	$131,814	$130,057	$40,436	$143,499
Investment Securities	713,144	745,693	787,175	813,461	845,859
Loans	3,170,262	3,096,240	3,036,410	2,991,928	2,951,547
Deposits	3,593,949	3,491,028	3,460,711	3,480,279	3,614,945
Other Borrowed Funds	149,507	208,527	220,616	100,596	63,304
Shareholders’ Equity	363,753	362,701	365,070	359,556	351,402
Total Assets	4,159,313	4,109,995	4,087,653	3,978,851	4,074,028
Return on Average Assets, annualized	0.74%	0.75%	0.59%	0.87%	1.18%
Return on Average Equity, annualized	8.42%	8.47%	6.64%	9.66%	13.65%
Return on Average Tangible Equity, annualized [2]	8.99%	9.05%	7.10%	10.33%	14.62%
Average Earning Assets	4,019,432	3,973,747	3,953,642	3,845,825	3,940,905
Average Paying Liabilities	2,985,717	2,920,518	2,924,743	2,782,299	2,891,092
Interest Income	44,324	42,117	40,013	36,110	35,904
Tax-Equivalent Adjustment [3]	184	183	196	202	279
Interest Income, Tax-Equivalent [3]	44,508	42,300	40,209	36,312	36,183
Interest Expense	18,711	16,764	14,241	8,016	5,325
Net Interest Income	25,613	25,353	25,772	28,094	30,579
Net Interest Income, Tax-Equivalent [3]	25,797	25,536	25,968	28,296	30,858
Net Interest Margin, annualized	2.53%	2.53%	2.61%	2.96%	3.08%
Net Interest Margin, Tax-Equivalent, annualized [3]	2.55%	2.55%	2.63%	2.98%	3.11%

Efficiency Ratio Calculation: [4]
Noninterest Expense	$23,190	$23,479	$24,083	$22,296	$20,792
Less: Intangible Asset Amortization	43	43	44	45	47
Net Noninterest Expense	$23,147	$23,436	$24,039	$22,251	$20,745
Net Interest Income, Tax-Equivalent	$25,797	$25,536	$25,968	$28,296	$30,858
Noninterest Income	7,484	8,050	6,906	6,677	7,165
Less: Net Gain (Loss) on Securities	158	71	(181)	(104)	48
Net Gross Income	$33,123	$33,515	$33,055	$35,077	$37,975
Efficiency Ratio	69.88%	69.93%	72.72%	63.43%	54.63%

Period-End Capital Information:
Total Stockholders’ Equity (i.e. Book Value)	$379,772	$360,014	$361,443	$363,371	$353,538
Book Value per Share [1]	22.42	21.12	21.20	21.31	20.74
Goodwill and Other Intangible Assets, net	22,983	23,078	23,175	23,273	23,373
Tangible Book Value per Share [1,2]	21.06	19.76	19.84	19.95	19.37

Capital Ratios:[5]
Tier 1 Leverage Ratio	9.84%	9.94%	9.92%	10.13%	9.80%
Common Equity Tier 1 Capital Ratio	13.00%	13.17%	13.27%	13.34%	13.32%
Tier 1 Risk-Based Capital Ratio	13.66%	13.84%	13.96%	14.03%	14.01%
Total Risk-Based Capital Ratio	14.74%	14.94%	15.08%	15.15%	15.11%

Assets Under Trust Admin. & Investment Mgmt.	$1,763,194	$1,627,522	$1,711,460	$1,672,117	$1,606,132

Arrow Financial Corporation
Selected Quarterly Information - Continued
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Footnotes:

1.	Share and per share data have been restated for the September 26, 2023, 3% stock dividend.

2.
Non-GAAP Financial Measure Reconciliation: Tangible Book Value, Tangible Equity, and Return on Average Tangible Equity exclude goodwill and other intangible assets, net from total equity.  These are non-GAAP financial measures which we believe provide investors with information that is useful in understanding our financial performance.

		12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
	Total Stockholders' Equity (GAAP)	$379,772	$360,014	$361,443	$363,371	$353,538
	Less: Goodwill and Other Intangible assets, net	22,983	23,078	23,175	23,273	23,373
	Tangible Equity (Non-GAAP)	$356,789	$336,936	$338,268	$340,098	$330,165

	Period End Shares Outstanding	16,942	17,049	17,050	17,050	17,048
	Tangible Book Value per Share (Non-GAAP)	$21.06	$19.76	$19.84	$19.95	$19.37
	Net Income	7,723	7,743	6,047	8,562	12,087
	Return on Average Tangible Equity (Net Income/Average Tangible Equity - Annualized)	8.99%	9.05%	7.10%	10.33%	14.62%

3.	Non-GAAP Financial Measure Reconciliation: Net Interest Margin is the ratio of our annualized tax-equivalent net interest income to average earning assets. This is also a non-GAAP financial measure which we believe provides investors with information that is useful in understanding our financial performance.

		12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
	Interest Income (GAAP)	$44,324	$42,117	$40,013	$36,110	$35,904
	Add: Tax Equivalent Adjustment (Non-GAAP)	184	183	196	202	279
	Interest Income - Tax Equivalent (Non-GAAP)	$44,508	$42,300	$40,209	$36,312	$36,183

	Net Interest Income (GAAP)	$25,613	$25,353	$25,772	$28,094	$30,579
	Add: Tax-Equivalent adjustment (Non-GAAP)	184	183	196	202	279
	Net Interest Income - Tax Equivalent (Non-GAAP)	$25,797	$25,536	$25,968	$28,296	$30,858
	Average Earning Assets	4,019,432	3,973,747	3,953,642	3,845,825	3,940,905
	Net Interest Margin (Non-GAAP)*	2.55%	2.55%	2.63%	2.98%	3.11%

4.	Non-GAAP Financial Measure Reconciliation: Financial Institutions often use the "efficiency ratio", a non-GAAP ratio, as a measure of expense control. We believe the efficiency ratio provides investors with information that is useful in understanding our financial performance. We define our efficiency ratio as the ratio of our noninterest expense to our net gross income (which equals our tax-equivalent net interest income plus noninterest income, as adjusted).

5.
For the current quarter, all of the regulatory capital ratios in the table above, as well as the Total Risk-Weighted Assets and Common Equity Tier 1 Capital amounts listed in the table below, are estimates based on, and calculated in accordance with bank regulatory capital rules. All prior quarters reflect actual results. The December 31, 2023 CET1 ratio listed in the tables (i.e., 13.00%) exceeds the sum of the required minimum CET1 ratio plus the fully phased-in Capital Conservation Buffer (i.e., 7.00%).

		12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
	Total Risk Weighted Assets	3,032,188	2,988,438	2,937,837	2,909,610	2,883,902
	Common Equity Tier 1 Capital	394,166	393,541	389,966	388,228	384,003
	Common Equity Tier 1 Ratio	13.00%	13.17%	13.27%	13.34%	13.32%

* Quarterly ratios have been annualized

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Years Ended December 31:	2023			2022
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Bearing Deposits at Banks	$109,906	$5,831	5.31%	$252,835	3,100	1.23%
Investment Securities:
Fully Taxable	622,575	11,764	1.89%	648,540	10,357	1.60%
Exempt from Federal Taxes	141,966	2,953	2.08%	173,184	3,212	1.85%
Loans	3,074,261	142,016	4.62%	2,827,518	112,982	4.00%
Total Earning Assets	3,948,708	162,564	4.12%	3,902,077	129,651	3.32%
Allowance for Credit Losses	(30,799)			(27,954)
Cash and Due From Banks	30,640			30,462
Other Assets	135,970			142,895
Total Assets	$4,084,519			$4,047,480
Deposits:
Interest-Bearing Checking Accounts	$855,931	3,663	0.43%	$1,038,751	973	0.09%
Savings Deposits	1,498,749	34,343	2.29%	1,549,278	7,879	0.51%
Time Deposits of $250,000 or More	137,974	4,966	3.60%	55,690	369	0.66%
Other Time Deposits	241,218	7,127	2.95%	132,541	604	0.46%
Total Interest-Bearing Deposits	2,733,872	50,099	1.83%	2,776,260	9,825	0.35%
Borrowings	144,971	6,756	4.66%	32,874	605	1.84%
Junior Subordinated Obligations Trusts	20,000	686	3.43%	20,000	685	3.43%
Finance Leases	5,082	191	3.76%	5,132	193	3.76%
Total Interest-Bearing Liabilities	2,903,925	57,732	1.99%	2,834,266	11,308	0.40%
Demand Deposits	772,889			815,218
Other Liabilities	44,924			37,901
Total Liabilities	3,721,738			3,687,385
Stockholders’ Equity	362,781			360,095
Total Liabilities and Stockholders’ Equity	$4,084,519			$4,047,480
Net Interest Income		$104,832			118,343
Net Interest Spread			2.13%			2.92%
Net Interest Margin			2.65%			3.03%

Arrow Financial Corporation
Consolidated Financial Information
(Dollars in Thousands - Unaudited)

Quarter Ended:	12/31/2023	12/31/2022
Loan Portfolio
Commercial Loans	$156,224	$140,293
Commercial Real Estate Loans	745,487	707,022
Subtotal Commercial Loan Portfolio	901,711	847,315
Consumer Loans	1,111,667	1,065,135
Residential Real Estate Loans	1,199,530	1,070,757
Total Loans	$3,212,908	$2,983,207
Allowance for Credit Losses
Allowance for Credit Losses, Beginning of Quarter	$31,112	$29,232
Loans Charged-off	(1,366)	(1,261)
Recoveries of Loans Previously Charged-off	994	572
Net Loans Charged-off	(372)	(689)
Provision for Credit Losses	525	1,409
Allowance for Credit Losses, End of Quarter	$31,265	$29,952
Nonperforming Assets
Nonaccrual Loans	$20,645	$10,757
Loans Past Due 90 or More Days and Accruing	452	1,157
Loans Restructured and in Compliance with Modified Terms	54	69
Total Nonperforming Loans	21,151	11,983
Repossessed Assets	312	593
Other Real Estate Owned	—	—
Total Nonperforming Assets	$21,463	$12,576
Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Quarter-to-date Annualized	0.05%	0.09%
Provision for Credit Losses to Average Loans, Quarter-to-date Annualized	0.07%	0.19%
Allowance for Credit Losses to Period-End Loans	0.97%	1.00%
Allowance for Credit Losses to Period-End Nonperforming Loans	147.82%	249.95%
Nonperforming Loans to Period-End Loans	0.66%	0.40%
Nonperforming Assets to Period-End Assets	0.51%	0.32%
Twelve-Month Period Ended:
Allowance for Credit Losses
Allowance for Credit Losses, Beginning of Year	29,952	27,281
Loans Charged-off	(5,177)	(4,143)
Recoveries of Loans Previously Charged-off	3,109	2,016
Net Loans Charged-off	(2,068)	(2,127)
Provision for Credit Losses	3,381	4,798
Allowance for Credit Losses, End of Year	$31,265	$29,952
Key Asset Quality Ratios
Net Loans Charged-off to Average Loans	0.07%	0.08%
Provision for Credit Losses to Average Loans	0.11%	0.17%